EXHIBIT 99.1
JOINT FILER INFORMATION
OTHER REPORTING PERSON(s)
1. James D. Dondero

ITEM INFORMATION

Name:                              James D. Dondero

Address:                           Two Galleria Tower
                                   13455 Noel Road, Ste. 800
                                   Dallas, Texas 75240

Designated Filer:                  Highland Capital Management, L.P.

Issuer Name and Ticker or          Highland Distressed Opportunities, Inc. [HCD]
Trading Symbol:

Date of Earliest Transaction       June 12, 2009
Required to be Reported
(Month/Day/Year):

If Amendment, Date Original        Not Applicable
Filed (Month/Day/Year):

Relationship of Reporting          Officer
Person(s) to Issuer:

Individual or Joint/Group
  Filing:                          Form filed by More than One Reporting Person

Signature:

By:      /s/ James D. Dondero
         --------------------------------
Name:    James D. Dondero
Date:     June 16, 2009